Exhibit 99.1

Company Contact:

Dunnan D. Edell

Chief Executive Officer

800-524-2720

FOR IMMEDIATE RELEASE

East Rutherford, NJ, November 9, 2012: CCA INDUSTRIES, INC. (NYSE MKT: “CAW”) announced that it is recovering from hurricane Sandy which had interrupted operations. The Company resumed shipping effective November 5th, 2012. “We experienced severe damage to our offices, a loss of inventory and limited power for several days,” reported Dunnan D. Edell, CEO & President. “Despite the interruption in operating our business, we are pleased to have resumed shipping to our customers due to so many of our dedicated employees who helped us get back on our feet quickly. The Company has flood insurance but is expected to record an extraordinary expense of $500,000 in the fourth quarter of fiscal 2012 due to the amount of the insurance policy deductible. The Company expects at this time that its expenses related to Hurricane Sandy will be fully covered within the insurance policy limits,” said Edell.

CCA Industries Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, “Plus White®” toothpastes and teeth whiteners, “Mega-T®” diet supplements, “Mega-T®” Green Tea gum and mint products, “Bikini Zone®” medicated topical and shave gels, “Nutra Nail®” nail care treatments, “Gel Perfect®” UV free gel color, “Scar Zone®” scar treatment products, “Sudden Change®” anti-aging skin care products, “Cherry Vanilla®” fragrances, “Solar Sense®” sun protection products, “Hair Off®” hair removal and depilatory products, “Wash ‘N Curl®” shampoos and conditioners, Lobe Wonder® Earlobe Patches, Eyeboutique® Shadow Shields® and “Pain Bust RII®” an analgesic product.

Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially, from estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.